UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 17, 2006

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

FelCor Lodging Trust Incorporated (the “Company”), and its subsidiary, FelCor Lodging Limited Partnership (“FelCor LP”), entered into a Purchase Agreement, dated October 19, 2006, under which FelCor LP agreed to sell $215 million aggregate principal amount of its senior floating rate notes due 2011 (the “Notes”) to the initial purchasers named in the Purchase Agreement (the “Initial Purchasers”). The Notes are being offered by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The closing of the Purchase Agreement is expected to occur on October 31, 2006, and is subject to standard conditions to closing. The Initial Purchasers will purchase the Notes from FelCor LP at 100% of their principal amount, plus accrued interest if any. The Notes will mature on December 1, 2011. The proceeds of the sale of the Notes, cash on hand and borrowings under an existing line of credit, to the extent necessary, will be used to fund FelCor LP’s offer to purchase all of its $290 million aggregate principal amount floating rate unsecured senior notes due 2011.

The Notes will be senior obligations of FelCor LP and will be guaranteed by the Company and each of the Company’s subsidiaries (the “Subsidiary Guarantors”) that guarantees any of FelCor LP’s other debt ranking equally or subordinate in right of payment to the Notes. The Notes will be governed by an Indenture, to be executed at closing, between the Company, FelCor LP, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee. The Notes will be secured by a pledge of the limited partner interests in FelCor LP owned directly or indirectly by the Company and will not be secured by any other assets of the Company or FelCor LP.

Section 8 – Other Events

Item 8.01 Other Events.

On October 17, 2006, the Company issued a press release announcing the commencement of cash tender offers for any and all of its outstanding 7-5/8% senior notes due 2007 and any and all of its outstanding senior floating rate notes due 2011, a copy of which press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On October 17, 2006, the Company issued a press release announcing its offering of $215 million in aggregate principal amount of senior floating rate notes due 2011, a copy of which press release is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

99.1

Press release issued by the Company on October 17, 2006, announcing the commencement of cash tender offers for any and all of its outstanding 7-5/8% Senior Notes due 2007 and any and all of its outstanding Senior Floating Rate Notes due 2011.

99.2	Press release issued by the Company on October 17, 2006, announcing its offering of $215 million in aggregate principal amount of senior floating rate notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST

INCORPORATED

Date: October 23, 2006	By:	/s/ Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1

Press release issued by the Company on October 17, 2006, announcing the commencement of cash tender offers for any and all of its outstanding 7-5/8% Senior Notes due 2007 and any and all of its outstanding Senior Floating Rate Notes due 2011.

99.2	Press release issued by the Company on October 17, 2006, announcing its offering of $215 million in aggregate principal amount of senior floating rate notes due 2011.